EXHIBIT 10.31

EXECUTION VERSION
CONFIDENTIAL

 SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT, dated as of March 23, 2010 (this “Agreement”), is made and entered into by and between Getty Images, Inc., a Delaware corporation (“Purchaser”), and WebMediaBrands Inc. (formerly Jupitermedia Corporation), a Delaware corporation (“Seller”).  Capitalized terms used but not defined herein have the meanings given to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Stock Purchase Agreement, dated as of October 22, 2008 (the “Purchase Agreement”), pursuant to which, among other things, Purchaser purchased from Seller all of the issued and outstanding capital stock of Jupiterimages Corporation (the “Company”) on February 23, 2009;

WHEREAS, Seller, Purchaser and U.S. Bank National Association (the “Escrow Agent”) entered into that certain Escrow Agreement, dated as of February 23, 2009 (the “Escrow Agreement”), pursuant to which, among other things, $2,000,000 of the Purchase Price was deposited into an escrow account (the “Escrow Amount”) to provide a partial fund against which a Purchaser Indemnitee may assert an Indemnification Claim (as defined in the Escrow Agreement);

WHEREAS, pursuant to Section 2.3 of the Purchase Agreement, the Purchase Price was subject to a Purchase Price Adjustment based on the Closing Date Net Working Capital of the Company; and

WHEREAS, pursuant to the terms and subject to the conditions contained herein, Seller and Purchaser desire that (a) the Escrow Amount shall be released to Purchaser in full and complete satisfaction of (i) all claims, known or unknown and whether or not previously raised by Purchaser, that are related to the Purchase Price Adjustment and (ii) certain other Liabilities described herein, and (b) the interest earned on the Escrow Amount shall be released to Seller.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Settlement of Purchase Price Adjustment and Certain Long-Term Tax Liabilities.

(a) Notwithstanding anything contained in the Purchase Agreement or the Escrow Agreement to the contrary, Seller and Purchaser hereby agree that Purchaser shall be entitled to receive $2,000,000, which amount shall be paid to Purchaser from the Escrow Amount, in full and complete satisfaction of (i) all claims, known or unknown and whether or not previously raised by Purchaser, that are related to the Purchase Price Adjustment and (ii) certain claims related to long-term Tax Liabilities as set forth on Exhibit A attached hereto (the “Released Tax Liabilities”).

(b) Concurrently with the execution of this Agreement, Seller and Purchaser shall execute and deliver to the other party that certain Disbursement Instruction in the form attached hereto as Exhibit B (the “Disbursement Instruction”), pursuant to which the Escrow Agent shall be directed to distribute (a) to Purchaser the Escrow Amount and (b) to Seller any and all interest earned on the Escrow Amount prior to the distribution thereof, in each case, subject to the provisions of such Disbursement Instruction.

2. Release.

(a) Except as expressly set forth in Section 3 hereof, each of Seller and Purchaser, on its own behalf and on behalf of its agents, successors, permitted assigns, predecessors, Subsidiaries, Affiliates, administrators, trustees, officers, directors, employees, stockholders, partners or members (whether their ownership interests are held directly or indirectly), attorneys and other agents, hereby releases, waives and forever discharges, effective as of the date hereof, the other party hereto and its respective Affiliates, Subsidiaries, officers, directors, employees, stockholders, partners, members, attorneys and other agents, successors and permitted assigns from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, obligations, Contracts, covenants, fees, costs and Damages of any kind whatsoever (whether direct, indirect, consequential, incidental or otherwise, including legal fees incurred in connection herewith or in connection with the enforcement of this Agreement and the posting of any bond in connection with any appeal process), known or unknown, in its own right or derivatively, whether or not previously raised, in Law or equity, in each case, that are related to the Purchase Price Adjustment (including, without limitation, each of the claims related to the Purchase Price Adjustment listed or described on Exhibit C attached hereto) and the Released Tax Liabilities (collectively, the “Released Claims”).  Without limiting the foregoing, each party expressly acknowledges and agrees that it shall not be entitled to pursue any Released Claim as an Indemnification Claim or other claim or cause of action pursuant to the Purchase Agreement.

(b) This Section 2 is for the benefit of each of Seller and Purchaser and shall be enforceable by each of them directly against the other party.  With respect to such Released Claims, each of Seller and Purchaser hereby expressly waives any and all rights conferred upon it by any statute or Law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its settlement with the released party.  Each party hereby represents and warrants to the other party that, as of the date hereof, it has no knowledge of, and does not intend to assert, any other Indemnification Claims; provided, however, that any such knowledge or intent that exists as of the date hereof will have no impact on the ability or rights of such party to assert an Indemnification Claim unless such party’s failure to disclose such knowledge or intent as of the date hereof is intentional.

3. Limitations.  The release of the Released Claims set forth in Section 2 hereof shall not be applicable to, and shall not affect any rights of Purchaser or Seller to enforce or defend any other claims (other than the Released Claims) arising from and permitted under the Purchase Agreement, including Indemnification Claims and any other claims related to long-term Tax Liabilities not otherwise included in the Released Tax Liabilities.

4. Confidentiality.  Except to the extent necessary to comply with applicable Law, court process or obligations pursuant to any listing agreement with a national securities exchange or national securities quotation system each party hereto agrees that it will hold, and will cause its Affiliates, directors, officers, employees, agents, representatives and advisors (including attorneys, accountants, consultants, bankers and financial advisors) to hold, in confidence all information regarding the existence of this Agreement and any of the terms and conditions hereof and the transactions contemplated hereby.  Without limiting the foregoing, Purchaser acknowledges and agrees that Seller shall be entitled to disclose this Agreement and/or the terms hereof pursuant to a Form 8-K, Form 10-K and/or other similar filings with the SEC.

5. Representations and Warranties.  Each party hereto represents and warrants to the other party that (a) it has the requisite power and authority to enter into and perform its obligations under this Agreement, (b) the execution, delivery and performance of this Agreement have been duly and validly authorized and (c) this Agreement has been duly and validly executed and delivered by each party hereto and constitutes a valid and binding agreement of such party, enforceable in accordance with its terms.

6. Amendment.  This Agreement may not be amended other than in an instrument in writing signed by each of the parties hereto.

7. Construction.  The parties acknowledge that each party hereto has contributed to the drafting of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8. Assignment.  This Agreement and the rights and obligations hereunder may not be assigned without the prior written consent of each of the parties hereto.  This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

9. Governing Law.  This Agreement and all matters arising herefrom shall be governed by, and construed in accordance with, the internal Laws of the State of New York applicable to contracts executed and fully performed within the State of New York, without regard to the conflicts of laws provisions thereof.  Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the State of New York or of the United States of America for the State of New York, and, by execution and delivery of this Agreement, the parties hereto hereby accept for themselves and in respect of their property the jurisdiction of the aforesaid courts in connection with any such action or proceeding.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

10. Entire Agreement.  This Agreement together with the Exhibits attached hereto are intended to supersede all prior agreements, representations and understandings between or among any of the parties hereto relating to the subject matter hereof.

11. Conflicts.  In the event of any conflict between the terms and provisions contained in this Agreement and the Purchase Agreement, this Agreement shall control.

12. Counterparts.  This Agreement may be executed and delivered in multiple counterparts (including by facsimile or electronic transmission), which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

PURCHASER

GETTY IMAGES, INC.

By: /s/ John Lapham
Name: John Lapham
Title: SVP, General Counsel

SELLER

WEBMEDIABRANDS INC.

By: /s/ Alan M. Meckler
Name: Alan M. Meckler
Title:  CEO